Exhibit 99.1

Xtant Medical Announces First Quarter 2022 Financial Results

BELGRADE, MT, May 5, 2022 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the first quarter ended March 31, 2022.

“By building momentum in our business, underscored by first quarter revenue growth and the progress of our key strategic growth pillars, we are pleased with the promising start to 2022,” said Sean Browne, President & CEO of Xtant Medical. “First quarter revenue increased by 3% and we achieved an impressive 13% year-over-year growth in our biologics business. Our top-line was driven by our 2021 initiatives, including multiple successful product launches, expansion of our distribution network and entry into adjacent markets. With our strategic plan firmly in place and guided by our mission, we look forward to continue bringing our leading spine brand to patients in need.”

First Quarter 2022 Financial Results

First quarter 2022 revenue was $13.0 million, compared to $12.5 million for the same period in 2021. The increase in revenue is attributed primarily to introductions of new products and greater private label and original equipment manufacturer (OEM) orthobiologics sales.

Gross margin for the first quarter of 2022 was 58.3%, compared to 64.5% for the same period in 2021. The decrease was primarily attributable to the sell-through of product subject to higher production costs, a shift in product sales mix with a proportional increase in private label and OEM channel sales and greater inventory reserve expense.

Operating expenses for the first quarter of 2022 totaled $9.4 million, compared to $8.1 million for the first quarter of 2021. The increase was primarily due to increased expense related to licenses and fees, additional bad debt expense, costs related to the enterprise resource planning system upgrades, additional sales commissions and greater salaries and wage expenses.

First quarter 2022 net loss totaled $2.2 million, or $0.03 per share, compared to the first quarter 2021 net loss of $29,000, or $0.00 per share.

Non-GAAP Adjusted EBITDA for the first quarter of 2022 totaled a loss of $0.9 million, compared to Non-GAAP Adjusted EBITDA of $0.8 million for the same period in 2021. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income taxes, and as further adjusted to add back in or exclude, as applicable, non-cash compensation, separation related expenses and legal settlement reserves. A calculation and reconciliation of Adjusted EBITDA to net loss can be found in the attached financial tables.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the first quarter 2022 financial results on Thursday, May 5, 2022 at 9:00 AM ET. To access the webcast, Click Here. To access the conference call, dial 877-407-6184 within the U.S. or 201-389-0877 outside the U.S. A replay of the call will be available at www.xtantmedical.com, under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s continued investment in and the future success of its key growth initiatives and their impact on the Company’s future growth strategy, operating results and financial performance. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; the ability to increase or maintain revenue; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory if revenues continue to decrease; the ability to remain competitive; the ability to innovate, develop and introduce new products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of the COVID-19 pandemic and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the Company’s ability to implement successfully its future growth initiatives and risks associated therewith; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (SEC) on March 8, 2022 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN

Ph: 212-867-1762

Email: david.carey@finnpartners.com

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$16,971	$18,387
Trade accounts receivable, net of allowance for credit losses and doubtful accounts of $554 and $653, respectively	7,545	7,154
Inventories	17,300	17,945
Prepaid and other current assets	944	844
Total current assets	42,760	44,330

Property and equipment, net	5,409	5,212
Right-of -use asset, net	1,146	1,258
Goodwill	3,205	3,205
Intangible assets, net	386	400
Other assets	264	287
Total Assets	$53,170	$54,692

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,774	$2,615
Accrued liabilities	4,345	4,349
Current portion of lease liability	471	462
Current portion of finance lease obligations	31	31
Line of credit	3,607	3,620
Total current liabilities	11,228	11,077
Long-term Liabilities:
Lease liability, less current portion	720	842
Finance lease obligation, less current portion	95	103
Long-term debt, plus premium and less issuance cost	11,844	11,787
Total Liabilities	23,887	23,809

Stockholders’ Equity
Preferred stock	-	-
Common stock	-	-
Additional paid-in capital	266,681	266,068
Accumulated deficit	(237,398)	(235,185)
Total Stockholders’ Equity	29,283	30,883

Total Liabilities & Stockholders’ Equity	$53,170	$54,692

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue
Orthopedic product sales	$12,950	$12,509
Other revenue	9	33
Total revenue	12,959	12,542

Cost of sales	5,399	4,451
Gross profit	7,560	8,091

Gross profit %	58.3%	64.5%

Operating expenses
General and administrative	3,969	3,027
Sales and marketing	5,209	4,855
Research and development	213	214
	9,391	8,096

Loss from operations	(1,831)	(5)

Other income
Interest expense	(359)	(1)
Total Other Expense	(359)	(1)
Net Loss from Operations Before Provision for Income Taxes	(2,190)	(6)

Provision for income taxes
Current and deferred	(23)	(23)
Net Loss	$(2,213)	$(29)

Net loss per share:
Basic	$(0.03)	$(0.00)
Dilutive	$(0.03)	$(0.00)

Shares used in the computation:
Basic	87,191,341	81,248,875
Dilutive	87,191,341	81,248,875

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
Operating activities:
Net loss	$(2,213)	$(29)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	281	375
Gain on disposal of fixed assets	(73)	(32)
Non-cash interest	58	-
Non-cash rent	-	3
Stock-based compensation	613	456
Provision for reserve on accounts receivable	191	(63)
Provision for excess and obsolete inventory	318	150
Changes in operating assets and liabilities:
Accounts receivable	(582)	(83)
Inventories	327	(383)
Prepaid and other assets	(78)	(349)
Accounts payable	159	(459)
Accrued liabilities	(5)	(893)
Net cash used in operating activities	(1,004)	(1,307)
Investing activities:
Purchases of property and equipment	(484)	(542)
Proceeds from sale of fixed assets	93	59
Net cash used in investing activities	(391)	(483)
Financing activities:
Payments on financing leases	(8)	(25)
Payments on long-term debt	-	(308)
Borrowings on line of credit	12,316	-
Repayments on line of credit	(12,329)	-
Proceeds from private place, net of cash issuance costs	-	18,425
Net cash (used in) provided by financing activities	(21)	18,092

Net change in cash and cash equivalents	(1,416)	16,302
Cash and cash equivalents at beginning of period	18,387	2,341
Cash and cash equivalents at end of period	$16,971	$18,643

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021

Net Loss	$(2,213)	$(29)

Depreciation and amortization	281	375
Interest expense	359	1
Tax expense	23	23
Non-GAAP EBITDA	(1,550)	370

Non-GAAP EBITDA/Total revenue	-12.0%	3.0%

NON-GAAP ADJUSTED EBITDA CALCULATION
Stock-based compensation	614	456
Separation-related expenses	3	-
Non-GAAP Adjusted EBITDA	$(933)	$826

Non-GAAP Adjusted EBITDA/Total revenue	-7.2%	6.6%